EXHIBIT 32.2
SECTION 906 CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Roger K. Newport, Vice President, Finance and Chief Financial Officer of AK Steel Holding Corporation (the “Company”), do hereby certify in accordance with 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)
This Quarterly Report on Form 10-Q for the period ending September 30, 2013 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)), and,

(2)	The information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	November 1, 2013	/s/ ROGER K. NEWPORT
Roger K. Newport
Vice President, Finance and Chief Financial Officer